Exhibit 99.1

OSR Holdings Completes Woori IO Acquisition, Secures Long-Term Shareholder Alignment, and Reviews Strategic Combination of Medical Device Subsidiaries

BELLEVUE, Wash., Jan. 27, 2026 -- OSR Holdings, Inc. (NASDAQ: OSRH) today announced the official closing of its acquisition of Woori IO, the reaffirmation of long-term equity alignment by Woori IO’s historical shareholders, and the initiation of a strategic review regarding a potential combination of its medical device subsidiaries.

Woori IO Acquisition Closed

OSRH confirmed that the previously announced acquisition of Woori IO and the related share exchange transaction have been formally completed in Korea, effective January 26, 2026. As a result, Woori IO is now a consolidated subsidiary of OSRH, further strengthening the Company’s medical device and digital health platform, particularly in noninvasive glucose monitoring and wearable health technologies.

Three-Year Equity Alignment Secured by Legacy Shareholders

In connection with the closing, historical shareholders of Woori IO reaffirmed a three-year equity alignment framework, under which they have agreed to exchange their equity interests in OSR Holdings Co., Ltd. (OSRK) into NASDAQ-listed OSRH common stock only at a reference price of USD $10.00 per share. This voluntary structure is designed to prevent near-term dilution and align legacy shareholders with the long-term performance of OSRH’s public equity, reflecting confidence in the Company’s strategic direction and capital markets positioning.

Strategic Review of Medical Device Subsidiaries

Separately, Peter Hwang, CEO of OSRH, indicated that the Company is conducting a strategic review of a potential combination of its two medical device subsidiaries, Woori IO and RMC, with the goal of forming a new, integrated medical technology and distribution company.

The review reflects the complementary strengths of the two businesses, including Woori IO’s digital health and wearable-device capabilities, supported by collaboration initiatives with Samsung Electronics, along with RMC’s established hospital network in Korea and commercial revenue history. OSRH is evaluating whether a combined platform could support a standalone IPO in Korea, subject to market conditions, regulatory considerations, and board approvals.

Positioned for Continued Value Creation

“With the Woori IO acquisition now closed, long-term alignment secured from legacy shareholders, and a strategic review underway to unlock synergies across our medical device businesses, we believe OSR Holdings is well positioned to pursue multiple, disciplined pathways to value creation,” said Mr. Hwang.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected benefits of the Woori IO acquisition, shareholder alignment, potential strategic transactions, and future business plans. These statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including regulatory, integration, market, execution, and capital markets risks, as well as other risks described in the Company’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

About OSR Holdings, Inc.

OSR Holdings, Inc. (NASDAQ: OSRH) is a global healthcare holding company dedicated to advancing biomedical innovation approaches to health and wellness. Through its subsidiaries, OSRH is engaged in immuno-oncology, regenerative biologics, and medical device technologies. Its vision is to build a portfolio of breakthrough healthcare solutions to improve global health outcomes. Learn more at www.OSR-Holdings.com.

About Woori IO Co., Ltd.

Woori IO is a South Korea-based medical device company developing noninvasive biosensing technologies for glucose monitoring and beyond. Its proprietary NIRS-based system enables accurate, pain-free glucose tracking and is designed for integration into wearables. The company has been recognized by a leading global consumer electronics company’s startup program for its innovation in NIGM technology.